EXHIBIT 10(b)
       COMMERCIAL PROMISSORY NOTE - FIXED OR VARIABLE RATE

CUSTOMER(S) NAME AND ADDRESS:

Bonray Drilling Corporation
4701 N.E. 23rd Street
Oklahoma City, OK 73121-6818

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PRINCIPAL AMOUNT:  $750,000.00
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NOTE NUMBER:  0407045500 R
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CUSTOMER NO.:  1913
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DATE:  10-31-94
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MATURITY DATE:  10-31-95
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INTEREST RATE TERMS:

( ) Fixed Interest Rate of ___________% Per Annum
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Variable Interest Rate payable at a fluctuating rate Per Annum of
 .50% above ( ) Lender's Base.

(X) Other Index:  WSJ Money Center Prime

(X) Rate to be Adjusted Date of Change

Initial Rate per Annum 8.25%
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INTEREST PAYABLE:

( ) At Maturity Date

(X) Other (See Comments)
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PRINCIPAL PAYABLE:

( ) At Maturity Date

(X) Other (See Comments)

INSTALLMENT AMOUNT:  See Below
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FIRST INSTALLMENT DUE:  December 4, 1994
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LOAN PURPOSE:  Renewal Revolving Line of Credit/Working Capital
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COMMENTS/SPECIAL TERMS:

Interest only payable monthly beginning December 4, 1994, and continuing on the 4th day of each month thereafter until maturity on October 31, 1995, at which time all unpaid principal plus accrued interest shall be due and payable.
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SECURITY  ( ) THIS NOTE IS UNSECURED  (X) THIS NOTE IS SECURED
BY:  Accounts Receivable
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For value received, the undersigned Customer (whether one or more) promises to pay to the order of the named Lender the principal amount of this Note together with interest as set forth by the above terms. The unpaid balance of the principal amount and interest shall become payable on the maturity date, and any amount not paid when due shall accrue interest at the rate of 5% above the per annum interest rate then in effect until paid but in no event less than 15% per annum.

In the event a variable rate of interest is set forth above, changes in the rate charged on this Note are effective without notice to Customer on the same day as the effective change in the lending index specified above, unless a rate adjustment date is specified above, in which case changes in the rate charged on this Note are effective without notice to Customer on each rate adjustment date according to the lending index in effect on such date: provided, however, that in no event shall the interest charged hereunder exceed the maximum allowed by law. Interest on this Note will be computed at a per diem charge based on a 360-day year. Customer agrees that the sum of all advances granted under this Note may exceed the principal amount shown above, but the unpaid outstanding balance shall never exceed the principal Note amount. Any and all advances and payments shall be recorded on Lender's records and such records shall be prima facie evidence of said advances, payments and unpaid principal balance. Any subsequent advances shall be on Lender's option and no continuing line of credit is implied. All payments made by Customer hereunder or for account of Customer shall be applied to any indebtedness now or hereafter owing by Customer to the holder in such order as the holder may elect.

This Note and all other obligations of Customer to Lender and all renewals and extensions thereof are secured by the collateral described herein. Holder may from time to time call for security or additional security of such kind and value as will be satisfactory to holder, and, on failure of Customer to comply with such request, or, if in the sole discretion of the holder the security or any additions thereto or substitutes therefor or any part thereof shall have depreciated in value to the extent that this Note is not regarded by the holder as adequately secured, then, at the election of the holder, this Note and all other indebtedness now or hereafter owing by Customer to the holder shall become immediately due and payable.

Any indebtedness due from the holder hereof to any party hereto, including without limitation, any deposits or credit balance or any other indebtedness due from holder is pledged and assigned, as collateral, to secure the payment hereof and any other indebtedness to holder of any other party hereto and may at any time while the whole or any part of such indebtedness remains unpaid whether before or after maturity hereof be appropriated, held or applied toward the payment of this Note or any other indebtedness to holder of any party hereto.

At the option of the holder hereof, the unpaid balance of this Note, and all other obligations of Customer to the holder, direct, or indirect, absolute or contingent, now existing or hereafter arising, shall be immediately due and payable without demand or demand if: (a) any payment required by this Note or any other note or obligation of Customer due to holder or others is not made when due; (b) any default occurring in the performance of any covenant obligation, warranty, or provision contained in this Note, any loan agreement or other obligation to holder or others, or any instrument securing payment of the same;
(c) any warranty, representation, financial information or statement made or furnished to holder by or on behalf of Customer proves to have been false in any material respect when made or furnished; or (d) any Customer, endorser, or guarantor dies, dissolves, becomes insolvent, has an order for bankruptcy relief entered against it, permits a receiver to be appointed for its property, incurs a business failure or upon the occurrence of any other adverse change in the financial condition of any Customer hereto, or any endorser or guarantor; or (e) the holder in its sole discretion believes that the prospect of any payment required by this Note is impaired.

All parties which may become liable for all or any part of this Note severally waive demand, presentment, notice of dishonor, protest, notice of protest, notice of nonpayment, and consent to:
(a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) changes in interest rates; and (c) any substitutions or release of collateral and the addition, substitution or release of any party liable for payment of this Note.

Customer and all other signers agree to pay reasonable costs of collection, including attorney's fees of 15% of all sums due upon default.

No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment. All of the holder's rights hereunder are cumulative and not alternative. This Note shall inure to the benefit of the successors and assigns of the holder and shall be binding upon the heirs, executors, administrators, successors and assigns of Customer. The holder at any time at its option may assign its rights under this Note in whole or part, and any assignee shall have all the rights of the original holder as to the rights or parts thereof so assigned.

This Note is to be construed according to the laws of the State of Oklahoma.
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LENDER'S NAME AND ADDRESS:

BancFirst
101 N. Broadway
P.O. Box 26788
Oklahoma City, OK 73126-0788
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Bonray Drilling Corporation
By:  /s/
Customer
Richard B. Hefner, President
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